Exhibit 99.1

January 27, 2014

To the Members of the Board of

Amerilithium Corp

Dear Ladies and Gentlemen of the Board:

This letter shall serve as confirmation and evidence of my resignation, effective January 27, 2014, from my positions as Chief Executive Officer, President, director and any and all other positions to which I have been previously or at any time appointed, regardless of whether I served in such capacity, of the Company.  My resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/ Matthew Worrall

Matthew Worrall